EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-65364 of Cenex Harvest States Cooperatives on Form S-2 of our report dated March 21, 2001 on the consolidated financial statements of Ventura Foods, LLC and subsidiary, appearing in the Annual Report on Form 10-K/A of Cenex Harvest States Cooperatives for the year ended August 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Los Angeles, California


October 25, 2001